Exhibit 10.1


STATE OF SOUTH CAROLINA    )
                           ) SETTLEMENT AGREEMENT
COUNTY OF HORRY            )


         This Settlement Agreement entered into this 28th day of December, 2006, by and among the Estate of Willis J. Duncan, the Estate of Harriette B. Duncan,
W. Jennings Duncan, H. Buck Cutts ("Cutts"), Paul R. Dusenbury ("Dusenbury"), Robert P. Hucks ("Hucks"), Richard M. Lovelace, Jr. ("Lovelace"), Howard B. Smith, III ("Smith"), CNB Corporation ("CNB"), The Conway National Bank ("Bank"), and The Conway National Bank Profit-Sharing and Savings Plan (the "401(k) Plan").

         WHEREAS, on or about September 6, 2005, Willis J. Duncan, Harriette B. Duncan, and W. Jennings Duncan initiated litigation against Cutts, Dusenbury, Hucks, Lovelace and Smith, also naming CNB and the Bank as nominal Defendants, which case is presently pending in the Court of Common Pleas for Horry County, Case Number 2005-CP-26-4667 (the "Director's Litigation"); and

         WHEREAS,   Cutts,   Dusenbury,   Hucks,  Lovelace  and  Smith  filed  a
counterclaim in the Director's Litigation against Willis J. Duncan and W. Jennings Duncan; and

         WHEREAS, subsequent to filing the Director's Litigation, Willis J. Duncan and Harriette B. Duncan died and W. Jennings Duncan was appointed the Personal Representative of their estates; and

         WHEREAS, Richard M. Lovelace initiated litigation against James M. Vaught, which case is presently pending in the Court of Common Pleas for Horry County, Case Number 2006-CP-26-2500 (the "Defamation Litigation"); and

         WHEREAS, the parties to this Settlement Agreement have reached a compromise resolution and settlement of all issues and disputes existing with and among all other parties to this Agreement; and

         WHEREAS, the parties to this Settlement Agreement wish to memorialize the terms of the settlement reached with and among all other parties to this Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing premises, and in consideration of the mutual promises and undertakings contained herein, the parties hereto agree as follows:

I.       Dismissal of Current Litigation

         A. The Estate of Willis J. Duncan, the Estate of Harriette B. Duncan and W. Jennings Duncan agree to dismiss the lawsuit (Case Number 2005-CP-26-4667) filed against Cutts, Dusenbury, Hucks, Lovelace and Smith, et al. (the "Director's Litigation"). Cutts, Dusenbury, Hucks, Lovelace and Smith

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agree to dismiss their counterclaim  filed in the Director's  Litigation against
Willis J. Duncan and W. Jennings Duncan, with prejudice.

         B. Richard M. Lovelace agrees to dismiss the Defamation Litigation with prejudice.

II.      Resignation of Cutts, Hucks and Smith from Board of Directors

         H. Buck Cutts, Howard B. Smith, III, and Robert P. Hucks resign from the Board of Directors of both CNB and The Conway National Bank, as applicable, effective December 31, 2006.

III. Resignation of Dusenbury and Hucks from Employment

         A. Paul R. Dusenbury agrees that he resigned his employment with CNB and/or the Bank effective October 31, 2006, and that as of October 31, 2006, CNB and/or the Bank has paid him all amounts due pursuant to his June 14, 2005 Employment Agreement, a copy of which is attached hereto as Exhibit "A" (the "Dusenbury Employment Agreement"). Dusenbury further agrees that neither CNB nor the Bank has any further obligation to him under the Dusenbury Employment Agreement or any other agreement, written or oral relating to his employment by either CNB or the Bank other than rights under (i) any existing 401(k) program;
(ii) any ESI Agreement (as hereinafter defined); (iii) the Dusenbury Phantom Stock Agreement (as hereinafter defined); and (iv) this Agreement such as the health insurance benefits described below. Dusenbury agrees that he is not entitled to any further salary, bonuses, liquidated or other damages, attorneys fees or any other compensation or benefits under the Dusenbury Employment Agreement or any other agreement, written or oral relating to his employment by either CNB or the Bank . CNB and/or the Bank agree to continue health insurance coverage for Dusenbury through December 31, 2006, after which CNB and/or the Bank will provide Dusenbury with all COBRA and other notices/paperwork on a timely basis just as with any other departing employee.

         B. Robert P. Hucks agrees to resign his employment with CNB and/or the Bank effective December 31, 2006. The Bank agrees to pay Hucks his salary through December 31, 2006 as provided in his June 14, 2005 Employment Agreement, a copy of which is attached hereto as Exhibit "B" (the "Hucks Employment Agreement"). Hucks further agrees that as of December 31, 2006, neither CNB nor the Bank will have any further obligation to him under the Hucks Employment Agreement and he will not be entitled to any further salary, bonuses, liquidated or other damages, attorneys fees or any other compensation or benefits under the Hucks Employment Agreement or any other agreement, written or oral relating to his employment by either CNB or the Bank other than (i) any existing 401(k) program; (ii) any ESI Agreement (as hereinafter defined); (iii) the Hucks Phantom Stock Agreement (as hereinafter defined); and (iv) this Agreement such as the health insurance benefits described below. CNB and/or the Bank agree to continue health insurance coverage for Hucks through December 31, 2006, after


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which  CNB  and/or  the Bank  will  provide  Hucks  with  all  COBRA  and  other notices/paperwork on a timely basis just as with any other departing employee.

IV.      Post Resignation Restrictions Regarding Dusenbury and Hucks

         A Hucks and Dusenbury agree that the Confidential Information provision found in Paragraph 9.1 of the Dusenbury Employment Agreement and the Hucks Employment Agreement respectively are terminated. However, Hucks and Dusenbury agree to be bound by the terms of a confidentiality and non-solicitation agreement attached hereto and incorporated herein by reference as Exhibit " and Exhibit " (the "Hucks Confidentiality and Non-Solicitation Agreement" and the "Dusenbury Confidentiality and Non-Solicitation Agreement" respectively).

         B. CNB and/or the Bank agree that, subsequent to the execution of this Settlement Agreement and the mutual releases referred to herein, the Non-Competition provisions (collectively, the "Non-Competition Provisions") contained in (i) Paragraph 9.2 of Dusenbury and Hucks Employment Agreements;
(ii) any Executive Supplemental Income Agreement executed by CNB and/or the Bank with Hucks, Dusenbury or Smith (collectively, the "ESI Agreements"); and (iii) Paragraph 7.2 of the Phantom Stock Agreement entered into between Dusenbury and the Bank dated December 1, 1999, a copy of which is attached hereto as Exhibit "I" (the "Dusenbury Phantom Stock Agreement"), and the Phantom Stock Agreement entered into between Hucks and the Bank dated December 1, 1999, a copy of which is attached hereto as Exhibit "J"(the "Hucks Phantom Stock Agreement") (the Dusenbury Phantom Stock Agreement and the Hucks Phantom Stock Agreement being collectively referred to as the "Phantom Stock Agreements)" will be considered null and void CNB and/or the Bank agree that neither of them will seek to enforce any of such Non-Competition Provisions.

         C. CNB and/or the Bank agree that, subsequent to the execution of this Settlement Agreement and the mutual releases referred to herein, the Solicitation After Termination of Employment provision found in Section 7.3 of the Dusenbury and Hucks Phantom Stock Agreements, will be considered null and void and CNB and/or the Bank agree that neither of them will seek to enforce this provision. In return, Dusenbury and Hucks each agree to enter into a new Confidentiality and Non-Solicitation Agreement, as set forth more fully in the Confidentiality and Non-Solicitation Agreements attached hereto as Exhibits "K" and "L." (collectively, the "Confidentiality and Non-Solicitation Agreements").

V.       Mutual Releases

         A. The Estate of Willis J.  Duncan,  the Estate of Harriette B. Duncan,
W. Jennings Duncan, CNB, the Bank, the 401(k) Plan and H. Buck Cutts will enter into a mutual release of all claims, by and among these parties, as set forth more fully in the Release attached hereto as Exhibit "C" (the "Cutts Release").



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         B. The Estate of Willis J.  Duncan,  the Estate of Harriette B. Duncan,
W. Jennings Duncan, CNB, the Bank, the 401(k) Plan and Paul R. Dusenbury will enter into a mutual release of all claims, by and among these parties, as set forth more fully in the Release attached hereto as Exhibit "D" (the "Dusenbury Release").

         C. The Estate of Willis J.  Duncan,  the Estate of Harriette B. Duncan,
W. Jennings Duncan, CNB, the Bank, the 401(k) Plan and Robert P. Hucks will enter into a mutual release of all claims, by and among these parties, as set forth more fully in the Release attached hereto as Exhibit "E" (the "Hucks Release").

         D. The Estate of Willis J.  Duncan,  the Estate of Harriette B. Duncan,
W. Jennings Duncan,  CNB, the Bank, the 401(k) Plan, James M. Vaught and Richard
M. Lovelace will enter into a mutual release of all claims, by and among these parties, as set forth more fully in the Release attached hereto as Exhibit "F" (the "Lovelace Release").

         E. The Estate of Willis J.  Duncan,  the Estate of Harriette B. Duncan,
W. Jennings Duncan, CNB, the Bank, the 401(k) Plan and Howard B. Smith, III will enter into a mutual release of all claims, by and among these parties, as set forth more fully in the Release attached hereto as Exhibit "G" (the "Smith Release").

         F. Lovelace  will enter into a mutual  release of all claims with James
M. Vaught for all claims made in the case currently pending in the Court of Common Pleas for Horry County, Case Number 2006-CP-26-2500, as set forth more fully in the Release attached hereto as Exhibit "H" the "Vaught Release").

VI.      Cash Payments

         CNB and/or the Bank will pay an aggregate payment in the amount of $637,500 under the provisions of this Agreement with the following amounts being allocated to the following parties to this Agreement on or before December 31, 2006:

         A. Payment shall be made to Dusenbury in the amount of $95,861.17, in consideration of settlement and release of all claims described in the Dusenbury Release including, without limitation, any claims for the costs and expense incurred in the Director's Litigation, but excluding any claims relating to the Dusenbury Employment Agreement or other employment related claims. This payment shall be subject to reporting on Form 1099-Misc and shall not be subject to any tax withholding. Further payment shall be made to Dusenbury in the amount of $71,187.37, in consideration of cancellation of the Dusenbury Employment
Agreement and release of any employment related claims. This payment shall be treated as wages subject to reporting on Form W-2 and shall be subject to all applicable withholdings.

         B. Payment shall be made to Hucks in the amount of $95,861.17, in consideration of settlement and release of all claims described in the Hucks Release including, without limitation, any claims for the costs and expense incurred in the Director's Litigation, but excluding any claims relating to the Hucks Employment Agreement or other employment related claims. This payment shall be treated as taxable income subject to reporting on Form 1099-Misc and


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shall not be subject to any tax  withholding.  Further  payment shall be made to
Hucks in the amount of $87,006.78, in consideration of cancellation of the Hucks Employment Agreement and release of any employment related claims. This payment shall be treated as wages subject to reporting on Form W-2 and shall be subject to all applicable withholdings.

         C. Payment shall be made to Lovelace in the amount of $95,861.17, in consideration of settlement and release of all claims described in the Lovelace Release including, including, without limitation, any claims for the costs and expense incurred in the Director's Litigation. This payment shall be treated as taxable income subject to reporting on Form 1099-Misc and shall not be subject to any tax withholding.

         D. Payment shall be made to Cutts in the amount of $95,861.17, in consideration of settlement and release of all claims described in the Cutts Release including, including, without limitation, any claims for the costs and expense incurred in the Director's Litigation. This payment shall be treated as taxable income subject to reporting on Form 1099-Misc and shall not be subject to any tax withholding.

         E. Payment shall be made to Smith in the amount of $95,861.17, in consideration of settlement and release of all claims described in the Smith Release including, including, without limitation, any claims for the costs and expense incurred in the Director's Litigation. This payment shall be treated as taxable income subject to reporting on Form 1099-Misc and shall not be subject to any tax withholding.

         F. Payment shall be in the form of funds delivered to counsel for Hucks, Dusenbury, Smith, Lovelace and Cutts.

         G. The parties acknowledge and agree that this Agreement was not intended or written by counsel to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code that may be imposed upon any party. Each party shall consult with his or her own tax adviser on the proper treatment of any payments herein.

VII. Phantom Stock Plan. Hucks, Dusenbury, Smith, CNB, and Bank acknowledge and agree that this settlement and the releases herein do not alter or affect the rights of Hucks, Dusenbury, or Smith under the terms of the Phantom Stock Plan and Hucks Phantom Stock Agreement, the Dusenbury Phantom Stock Agreement and the Phantom Stock Agreement dated December 5, 2000 between Smith and Bank (collectively, the "Phantom Stock Agreements"), except as specifically modified herein. Hucks, Dusenbury, and Smith shall each retain his rights in any vested benefits in their respective Phantom Stock Agreement as of the date of his


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termination and cease further  vesting of additional  benefits as of the date of his termination according to the terms of that Phantom Stock Plan and the Phantom Stock Agreements. Such vested benefits shall accrue interest and shall be paid in accordance with the terms of the Phantom Stock Plan and the Phantom Stock Agreements. Smith, CNB and the Bank acknowledge that Smith is fully vested in the Phantom Stock Plan. Hucks, CNB and the Bank acknowledge that Hucks is 90% vested in the Phantom Stock Plan as of the date of this Agreement. Dusenbury, CNB and the Bank acknowledge that Dusenbury is 80% vested in the Phantom Stock Plan as of the date of this Agreement.
Dusenbury, Hucks, Smith, CNB and the Bank also acknowledge that Sun Trust performed a valuation of the CNB stock for the purposes of the Conway National Bank Profit-Sharing and Savings Plan and that as of September 30, 2006 such valuation was $162.00 per share and that such valuation shall be used to value the CNB stock for the purposes of this Agreement, the Phantom Stock Plan and the Phantom Stock Agreements.

VIII.    Letter to Shareholders

         Upon execution of this Settlement Agreement and the mutual releases referred to herein, CNB and/or the Bank will issue a mutually agreed upon letter to be sent to CNB shareholders, as set forth more fully in the letter attached hereto as Exhibit "M."

IX.      Other Agreements

         A. The undersigned parties understand, represent, and warrant that all claims released herein are disputed claims, that in executing this Settlement Agreement, such undersigned are compromising such disputed claims, and that this Agreement is not an admission of, but is instead a denial of, liability by or on the part of, the persons hereby released for all claims released herein.

         B. The parties agree that this Settlement Agreement and the compromise and settlement evidenced thereby may never be admissible as evidence against the persons herein released in any present or future suit, claim or proceeding of any nature, but may be asserted by and introduced as evidence for the persons hereby released as an absolute and final defense and bar to any claim released herein in any present or future suit or proceeding.

         C. The undersigned parties agree that this written Settlement Agreement and Exhibits are a complete integration of all terms and provisions to which the Parties have agreed, and that no agreement may be effective to change, modify, or terminate this Agreement, in whole or in part, unless such agreement is in writing and duly signed after the date of execution of this Agreement by the person against whom enforcement of such change, modification, or termination is sought.

         D. The parties agree and acknowledge that each relies upon his/her/its own knowledge and information and upon the advice of his/her/its attorneys to the extent of the claims released herein, of his/her/its legal rights with respect to such claims, and of the liability of the persons hereby released, and that he/she/it has neither been influenced by nor relied upon any representations, if any made, by or on behalf of the persons hereby released.



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         E. Each party warrants that this Settlement Agreement has been executed by duly authorized representative(s) and agent(s) of the party and that the party is bound by, and intends to be bound by, the terms and conditions of this Agreement.

         F. This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement, binding on all parties hereto, whether or not each counterpart is executed by all parties hereto, so long as each party hereto has executed one or more counterparts hereof.

         G. The rights contained under this Agreement may not be assigned.

         H. All the terms and provisions of this Agreement shall be binding and adhere to the benefit of and be enforceable by the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         I. This Agreement shall be construed and enforced according to the laws of the State of South Carolina. If any covenant, condition, representation, warranty or provision of this Agreement shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but shall be valid and enforceable to the fullest extent permitted by law.

         J.  All  terms,  conditions,   covenants,  and  warranties  under  this
Agreement shall survive the date of closing of this agreement.

         K. This Agreement shall be binding upon and inurned to the benefits of the Parties and their respective heirs, executors, personal representatives, successors, and assigns and to the benefit of no other Party.

         L. The Parties agree to execute such further assurances, documents, or instruments and to take such further actions as may be necessary to confirm their understanding with respect to the terms and provisions set forth in this Agreement so as to be in a position to implement the same.

         M. This Agreement and the attached Exhibits shall constitute the entire understanding and agreement of the Parties and may be altered or amended only by a document in writing signed by the Parties.

         N. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         O. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this agreement, and the remaining provisions of this Agreement shall remain in full force and


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effect and shall not be  affected by such  illegal,  invalid,  or  unenforceable provision or by its severance from this Agreement.

         P. The parties represent and warrant to one another that each has, by counsel or otherwise, actively participated in the finalization of this Agreement, and in the event of a dispute concerning the interpretation of this Agreement, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

                    (Signatures continued on following pages)



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         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Settlement Agreement as of the 28th day of December 2006.

                              [SIGNATURES OMITTED]




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